UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

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Porter Holding International, Inc.

(Exact name of Company as specified in its charter)

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Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36th Floor, Shenzhen Development Center, #2010, Renmin South Road

Luohu District, Shenzhen, Guangdong, China, 518001

(Address of principal executive offices) (Zip Code)

86-755-22230666

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

ITEM 8.01. OTHER EVENTS.

Inability to file Annual Report on Form 10-K for the year ended December 31, 2019 by the original deadline of March 30, 2020 due to circumstances related to COVID-19.

Porter Holding International, Inc. (the “Company”) will be unable to file its 2019 Annual Report on Form 10-K (the “10-K”) by March 30, 2020 due to circumstances related to COVID-19. All of the Company’s operating subsidiaries, employees and production facilities are located in China which has been affected by the outbreak of COVID-19 since December 2019. From January to February 2020, the Chinese government imposed nationwide travel restrictions and quarantine control, and we largely suspended our operations during this period. As a result, the Company’s finance department will be unable to complete the preparation of the Company’s consolidated financial statements and the 10-K without undue hardship and expense to the Company until after March 30, 2020.

The Company is relying on the SEC order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), dated March 25, 2020 (Release No. 34-88465) to extend the due date for the filing of the 10-K until May 14, 2020 (45 days after the original due date). The Company will work diligently to comply with such requirement and, at this time, management believes that it will need the entire available extension period.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus (COVID-19).

An outbreak of respiratory illness caused by COVID-19 emerged in late 2019 and has spread within the PRC and globally. The coronavirus is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the coronavirus a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

Any outbreak of health epidemics in the PRC or elsewhere in the world may materially and adversely affect the global economy, our markets and business. In February 2020, the COVID-19 outbreak restricted our ability to provide consulting services to our merchant customers and depressed customers’ demand for such services, as during this period, businesses across China were largely suspended or reduced operations. As a business service provider, we are sensitive to the overall business environment and vulnerable to any market downturns.

With the coronavirus epidemic expanding globally, the world economy is suffering a noticeable slowdown. If this outbreak persists, commercial activities throughout the world could be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel, and reduced workforces. The duration and intensity of disruptions resulting from the coronavirus outbreak is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our financial results will depend on its future developments. If the outbreak of the coronavirus is not effectively controlled in a short period of time, our business operation and financial condition may be materially and adversely affected as a result of any slowdown in economic growth, operation disruptions or other factors that we cannot predict.

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Forward-Looking Statements

Statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include the anticipated timing of the filing of Company’s 10-K under the Exchange Act, the expected impact of the COVID-19 outbreak on the Company’s financial reporting capabilities and its operations generally, and the potential adverse effects of such pandemic on the overall business environment. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this report except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER HOLDING INTERNATIONAL, INC.

Dated: March 26, 2020	By:	/s/ Zonghua Chen
Zonghua Chen Chief Executive Officer and Chief Financial Officer